                                                                    EXHIBIT 21.0

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary                             State of Jurisdiction of Incorporation
------------------                             --------------------------------------
AGCO Corporation                               Delaware
AGCO AB                                        Sweden
AGCO Acceptance Corporation                    Delaware
AGCO Argentina SA                              Argentina
AGCO Australia, Ltd.                           Australia
AGCO Canada, Ltd.                              Canada
AGCO Danmark AS                                Denmark
AGCO de Mexico SA de CV                        Mexico
AGCO do Brazil                                 Brazil
AGCO Export Corp.                              Barbados
AGCO France SA                                 France
AGCO GmbH & Co.                                Germany
AGCO Holding BV                                Netherlands
AGCO Iberia SA                                 Spain
AGCO International, Ltd.                       United Kingdom
AGCO Ltd.                                      United Kingdom
AGCO Manufacturing Ltd.                        United Kingdom
AGCO Pension Trust Ltd.                        United Kingdom
AGCO Romania SRL                               Romania
AGCO SA                                        France
AGCO Services, Ltd.                            United Kingdom
AGCO Vertriebs GmbH                            Germany
AGCO Verwaltungs GmhB                          Germany
AGCO Finance Canada, Ltd.                      Canada
Dronningborg Industries AS                     Denmark
Eikmaskin AS                                   Norway
Fendt GmbH                                     Germany
Fendt Italiana                                 Italy
Kemptener Maschinenfabrik GmbH                 Germany
Massey Ferguson Corp.                          Delaware
Massey Ferguson de Mexico, SA de CV            Mexico
Massey Ferguson Europa BV                      Netherlands
Massey Ferguson Executive Pension Trust Ltd.   United Kingdom
Massey Ferguson SPA                            Italy
Massey Ferguson Staff Pension Trust Ltd.       United Kingdom
Massey Ferguson Works Pension Trust Ltd.       United Kingdom
Wohungsbau GmbH                                Germany
Farmec S.p.A.                                  Italy
Ag-Chem Equipment Co. Inc.                     Delaware
Ag-Chem Equipment Canada, Ltd.                 Minnesota
Ag-Chem Europe B.V.                            Netherlands
Ag-Chem/New Holland, LLC*                      Delaware
Red Ball, LLC*                                 Minnesota
Ag-Chem Equipmentos Brasil, Ltda.              Brazil
Ag-Chem Equipment Argentina S.A.               Argentina
SAME Deutz-Fahr North America, Inc.***         Delaware

  * Ag-Chem/New Holland, LLC is a 50% owned joint venture between Ag-Chem Equipment Co., and New Holland North America.

 ** Red Ball, LLC is a 50% joint venture between Ag-Chem Equipment Co., and C.A.P., Inc.

*** SAME Deutz-Fahr Group North America, Inc., is a 50% joint venture between AGCO Corporation and SAME Deutz-Fahr Group S.p.A.